Exhibit 99.8

For further information contact:
Joshua G. Arnold
Vice President, Investor Relations
(512) 837-7100
PR@citizensinc.com

FOR IMMEDIATE RELEASE
July 28, 2010

Citizens Schedules Second-Quarter 2010 Reporting
• News release on results and 10-Q filing planned for Friday, August 6
• Investor conference call scheduled for Monday, August 9, at 9 a.m. CDT

AUSTIN, TEXAS (July 28, 2010) – Citizens, Inc. (NYSE: CIA) announced today its anticipated schedule for second quarter 2010 reporting.

On Friday, August 6, 2010, Citizens plans to issue its news release regarding second-quarter results and intends to file with the U.S. Securities and Exchange Commission its Form 10-Q for the period ended June 30, 2010. The filing is contingent upon management and Ernst & Young, LLP, Citizens’ independent registered accounting firm, completing the quarterly review process.

On Monday, August 9, Citizens will host a conference call to discuss operating results at 9 a.m. Central Daylight Time. The conference call will be hosted by Rick D. Riley, Vice Chairman and President, Kay Osbourn, Chief Financial Officer, and other members of the Company’s management team.

To participate in the Citizens, Inc. conference call, please dial (877) 419-5392 and when prompted, enter confirmation code #90745738. It is recommended you dial in 3-5 minutes before the call is scheduled to begin. A recording of the conference call will be available on Citizens’ website at www.citizensinc.com in the Investor Information section under News Release & Publications, following the call.

Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company utilizes a three-pronged strategy for growth based upon worldwide sales of U.S. Dollar-denominated whole life cash value insurance policies, life insurance product sales in the U.S. and the acquisition of other U.S.-based life insurance companies. Citizens’ Class A common stock closed at $7.07 on July 27, 2010.

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